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                                                                   EXHIBIT 10.19

                               FIRST AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

        This First Amendment to Agreement of Purchase and Sale (this "AMENDMENT") is made as of the 25th day of March, 2004, by and between ARISTOCRAT FUND IV, L.P., a Texas limited partnership ("SELLER") and AUDELIA PLAZA, LTD., a Texas limited partnership ("PURCHASER").

                                    RECITALS

        The following provisions form the basis for this Amendment and are incorporated herein for all purposes:

        A. Seller and Purchaser have previously entered into a certain Purchase and Sale Agreement dated as of February 27, 2004 (the "PURCHASE AGREEMENT") with respect to the sale of a shopping center commonly known as Plaza Bank Shopping Center situated in Dallas, Texas, as more particularly described in the Purchase Agreement (the "PROPERTY"), which Purchase Agreement is incorporated herein and made a part hereof for all purposes.

        B. Purchaser and Seller desire to amend the Purchase Agreement as hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller do hereby agree as follows:

        1. DEFINED TERMS. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such capitalized terms in the Purchase Agreement.

        2. DUE DILIGENCE PERIOD. The Due Diligence Period is extended to, and shall end at, 6:00 p.m. on April 12, 2004. Notwithstanding the foregoing or anything to the contrary contained in the Purchase Agreement, Purchaser acknowledges that it has completed its due diligence investigations of the Property and is satisfied with the Property except for (i) the environmental condition of the Property, (ii) the physical condition of the Property and the Improvements and (iii) Loan Approval. During the Due Diligence Period (as extended by this Amendment), Purchaser shall have the right to obtain environmental reports, physical condition and engineering reports and other related studies concerning the Property and the Improvements. Seller and Purchaser agree that Purchaser shall have the right during the Due Diligence Period to terminate the Purchase Agreement in the event that either (x) Purchaser is not satisfied in Purchaser's sole discretion with the environmental or physical condition of the Property and the Improvements, or (y) Purchaser is not able to receive Loan Approval from Lender for the assumption of the Loan by Purchaser. Purchaser acknowledges that except as set forth in this SECTION 2, Purchaser shall not have the right to terminate the Purchase Agreement for any other reason except as expressly set forth in the Purchase Agreement (e.g., Seller's default, failure of a condition to Closing, casualty loss in excess of the Casualty Amount). In the event that, prior to the expiration of the Due Diligence Period, Purchaser elects to terminate the Purchase Agreement pursuant to this SECTION 2, then the Earnest Money shall be

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returned to Purchaser and the parties shall have no further rights or obligations under the Purchase Agreement except for those which expressly survive termination.

        3. MASTER LEASE. Seller agrees that Seller will enter into a master lease with Purchaser at Closing (the "MASTER LEASE"), pursuant to which Seller will lease from Purchaser, effective upon the Closing Date, the premises in the Improvements occupied by Sylvan Learning Center and which is identified as Suite 258A (the "LEASED PREMISES"). The Master Lease shall have a term of two (2) years, and shall provide for a monthly rental of $4,540.25, which amount includes the tenant's monthly pro rata share of taxes, insurance and common area maintenance charges for the Leased Premises. Seller and Purchaser agree to negotiate the terms of the Master Lease in good faith during the Due Diligence Period. The execution of the Master Lease by Seller in the form approved by Seller and Purchaser during the Due Diligence Period shall be a condition precedent to Purchaser's obligations at Closing, and shall be included in the documents to be delivered by Seller at Closing pursuant to SECTION 7.5 of the Purchase Agreement. In the event that Seller and Purchaser are unable to agree on the terms of the Master Lease during the Due Diligence Period, then Purchaser shall have the right to terminate the Purchase Agreement and receive a refund of the Earnest Money.

        4. CLOSING DATE. The Closing Date shall be thirty (30) days after the expiration of the Due Diligence Period, which shall be on May 12, 2004.

        5. INTEGRATION; CONFLICTS. The parties hereto hereby affirm and ratify each and every provision of the Purchase Agreement (as modified hereby), and confirm that the same remains in full force and effect as of the date hereof. In the event of a conflict between the terms of the Purchase Agreement and the terms hereof, the rights and obligations of the parties hereto shall be governed by the terms of this Amendment.

        6. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties further agree that an executed facsimile counterpart hereof shall constitute a binding agreement and be treated as an original document.

        7. SUCCESSORS AND ASSIGNS. The provisions of this Amendment shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, successors and assigns and the legal representatives of their estates, as the case may apply.

        8. SEVERABILITY. If any term, covenant or condition of this Amendment or its application to any person or circumstances shall be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term shall be valid and enforceable to the fullest extent permitted by law.

        9. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the internal laws of the State of Texas.

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        EXECUTED as of the date set forth above.

                                SELLER:

                                ARISTOCRAT FUND IV, L.P., a Texas limited partnership

                                By: Today Plaza Center GP, Inc., its General
                                    Partner


                                    By:
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                PURCHASER:

                                AUDELIA PLAZA, LTD., a Texas limited partnership

                                By: GP Audelia Plaza, Inc., its general partner


                                    By:
                                       -----------------------------------------
                                        William L. Hutchinson, President